Exhibit 24.2

          CERTIFIED COPY OF RESOLUTIONS OF THE BOARD OF DIRECTORS
                    AUTHORIZING SIGNATURES PURSUANT TO
    POWERS OF ATTORNEY AND THE FILING OF THE REGISTRATION STATEMENT


         RESOLVED, that the preparation, execution, delivery and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), of a new Registration Statement on Form S-3 of the Corporation and one or more trusts controlled by the Corporation (the "Trusts") (this Registration Statement as it may hereafter be amended, together with all exhibits filed therewith, is herein called the "Registration Statement", and the prospectus forming a part thereof is herein called the "Prospectus") for the registration for public offering from time to time of securities of the Corporation and the Trusts (the "Securities"), as shall result in aggregate gross proceeds to the Corporation of $1,000,000,000 (or the equivalent thereof in one or more foreign currencies or one or more currency units) to the Corporation, is hereby authorized and approved, with such changes therein and amendments (including post-effective amendments) thereto as the Proper Officers (as defined below) of the Corporation, shall approve, such approval to be conclusively evidenced by such filing;

         RESOLVED, that the Chief Executive Officer, Chief Financial Officer, Controller or the Treasurer of the Corporation (each, a "Proper Officer") are each hereby authorized, in the name of and on behalf of the Corporation, to cause to be prepared, to execute or to cause any Proper Officer, or a duly appointed other officer of the Corporation acting upon the instructions of any Proper Officer, to execute and, when executed, to cause to be filed with the SEC in such form as any Proper Officer or such other officer may deem necessary or desirable, any and all amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, and any exhibits or other documents related thereto or required in connection therewith, as the Proper Officer executing the same shall approve, such approval to be conclusively evidenced by such execution and filing thereof; and that each such Proper Officer is hereby authorized to take any and all such further action in connection therewith as such officer may deem necessary or desirable in order that the Registration Statement may become and remain effective and in order that the Prospectus shall be kept current;

         RESOLVED, that any Proper Officer or any duly appointed other officer of the Corporation acting upon the instructions of any Proper Officer is hereby authorized to cause such actions as are necessary to cause the Trusts to join with the Corporation in executing and filing the Registration Statement for the purpose of registering under the 1933 Act for sale from time to time of Securities offered to the public by the Corporation pursuant to the Registration Statement.

         I, R. A. Rapp, Jr., Vice President, Secretary & Deputy General Counsel of KeySpan Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation at a meeting duly called and held April 27, 2001, at which a quorum was present and voting throughout, and that such resolutions are in full force and effect on the date of this certification.

         WITNESS my hand and seal of the Corporation this 4th day of May, 2001.

                                              /s/ R. A. Rapp, Jr.
                                         -------------------------------
                                                R. A. Rapp, Jr.
                                          Vice President, Secretary &
                                             Deputy General Counsel